                                                                     EXHIBIT 10V


                           CHANGE IN CONTROL AGREEMENT

            THIS AGREEMENT entered into as of the 6th day of March, 1997 by and between Analysis & Technology, Inc. (the "Company"), and _______________ (the "Executive").

            WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the threat of, or the occurrence of, a Change in Control (as hereinafter defined) can result in significant distraction of its key management personnel because of the uncertainties inherent in such a situation;

            WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat, or occurrence of, a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

            WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat, or the occurrence of, a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits, in the event his employment is terminated as a result of, or in connection with, a Change in Control, including but not limited to the payment to the Executive of a severance payment in the amount of two* times the Executive's base salary and target bonus and continuation of the Executive's benefits for 24** months.

            NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.    TERM.

      a) The "Protected Period" shall commence on the first date during the Term of this Agreement (as defined in Section 1(c) below) on which a Change in Control (as hereinafter defined) occurs (the "Effective Date") and shall expire on the second anniversary of the Effective Date.

      b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (1) was at the request of a Third Party (as hereinafter defined) who has effectuated a Change in Control or

----------
* 2.0 is the multiplier for first tier executives; 1.50 is the multiplier for second tier executives.

** 24 months is the period for first tier executives; 18 months for second tier executives.

            (2) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the Effective Date shall mean the day immediately prior to the date of such termination of the Executive's employment.

      c) The "Term" of this Agreement shall be the three (3) year period commencing on the date hereof; provided, however, that the Term shall be automatically extended for one (1) year on the anniversary of the date hereof and on each year thereafter unless the Company shall have given written notice to the Executive at least ninety (90) days prior thereto that the Term shall not be so extended; and provided further, however, that notwithstanding any such notice by the Company not to extend, the Term shall not end if prior to the expiration thereof any Third Party has indicated an intention or taken steps reasonably calculated to reflect a Change in Control, in which event the Term shall end only after such Third Party publicly announces that it has abandoned all efforts to effect a Change in Control.

2.    TERMINATION FOLLOWING CHANGE IN CONTROL.

      a) If a Change in Control of the Company shall have occurred while the Executive is still an employee of the Company, the Executive shall be entitled to the compensation provided in Section 3 of this Agreement upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company unless such termination is as a result of (i) the Executive's death; (ii) the Executive's termination by the Company for Cause (as defined in Section 2(b) below); (iii) the Executive's Disability (as defined in Section 2(c) below); or (iv) the Executive's decision to terminate employment other than for Good Reason (as defined in Section 2(d) below).

      b) The Company may terminate the Executive's employment for "Cause." A termination of employment is for "Cause" if the Executive (1) has been convicted of a felony or (2) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (3) engaged in gross misconduct; provided, however that no termination of the Executive's employment shall be for Cause as set forth in clauses
            (2) or (3) above until (i) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (2) or
            (3) and specifying the particulars thereof in detail, and (ii) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

      c) The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred eighty (180) consecutive days. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Term hereof and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a
            physical or mental infirmity.   Notwithstanding anything
            contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred; provided that the Executive provides the Company with a report from his personal physician certifying that the Executive is fit to return to work.

      d) The Executive may terminate his employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections (i) through (ix) hereof:

            (i) a change in the Executive's title, position or responsibilities (including, reporting responsibilities) without the Executive's written consent which represents an adverse change from his title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which are inconsistent with his title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death, or by the Executive other than for Good Reason;

            (ii) a reduction in the Executive's Base Salary or any failure to pay the Executive any compensation or benefits to which he is entitled within ten days of the date due;

            (iii) the Company's requiring the Executive to be based at any place outside a 50-mile radius from the work location at which the Executive was based on the Effective Date, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the Change in Control;

            (iv) the failure by the Company to provide the Executive with compensation (including both Base Salary and bonus compensation) and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under the compensation or employee benefit plans, programs and practices as in effect at any time within ninety (90) days preceding the Effective Date or at any time thereafter;

            (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

            (vi) any material breach by the Company of any provision of this Agreement;

            (vii) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
                   Section 2(b); or

            (viii) the failure of the Company to obtain an agreement,
                   satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

            (ix) The failure by the Company to provide equivalent or greater vacation, holiday and sick leave to that available to the Executive immediately prior to the effective date.

      e)    Any event or condition described in Section 2(d)(1)(i) through
            (ix) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party"), or (B) otherwise arose in connection with, or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

      f)    The Executive's right to terminate his employment pursuant to
            Section 2(d) shall not be affected by his incapacity due to physical or mental illness.

3. COMPENSATION UPON TERMINATION. Upon termination of the Executive's employment during the Protected Period, the Executive shall be entitled to the following benefits:

      a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay the Executive all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including (i) Base Salary (as hereinafter defined), (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation and holiday pay, and (iv) sick leave (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries an amount equal to the "Pro Rata Target Bonus" (as hereinafter defined). The term "Base Salary" means the Executive's annual base salary as in effect at any time within ninety (90) days preceding the Effective Date, and as may be increased from time to time (hereinafter referred to as the "Base Salary"). The "Pro Rata Target Bonus" is an amount equal to the Executive's full Target Bonus for the current fiscal year of the Company determined in accordance with the Company's Incentive Compensation Plan (the "Target Bonus") multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

      b) If the Executive's employment with the Company shall be terminated (other than by reason of death), (1) by the Company other than for Cause or Disability, or (2) by the Executive for Good Reason, the Executive shall be entitled to the following:

            (i) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Target Bonus;

            (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount (the "Severance Amount") in cash equal to two* times the sum of
                   (A) the Executive's Base Salary at the highest rate in effect at any time subsequent to the 90th day prior to the Effective Date and (B) the Executive's Target Bonus;

            (iii) for twenty-four** (24) months (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Executive immediately prior to the Termination Date (unless such termination is based on the reduction in the Executive's benefits, in which case the Executive's benefits shall be deemed to be those in effect immediately prior to such reduction). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may

----------
* 2.0 is the multiplier for first tier executives; 1.50 is the multiplier for second tier executives.

** 18 months for second tier executives.

                   reduce the coverage of any benefits it is required to provide the Executive hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment. Following the expiration of the Continuation Period, the Company shall make available to the Executive continuation of medical, dental and hospitalization insurance coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). The full cost of said COBRA coverage shall be paid by the Executive in accordance with the Company's practice in connection with such coverage;

            (iv) the Company shall pay to the Executive in a single payment in cash equal to the contribution which the Company would have made to any defined contribution plan including, but not limited to, the Company's Savings and Investment Plan and its 401(k) Restitution Plan assuming participation by the Executive in any such plan to the maximum level permitted thereunder for an additional period of two* (2) years;

            (v) If not previously lapsed, the restrictions on any outstanding stock options granted to the Executive under the Company's Stock Option Plans shall lapse and all stock options granted to the Executive shall become immediately exercisable and shall become 100% vested; and

            (vi) During the Continuation Period, the Company shall at its expense provide outplacement services until the sooner of the Executive's re-employment or 24* months following the date of termination of employment to the Executive from an outplacement agency selected by the Executive and reasonably acceptable to the Company.

      c) The amounts provided for in Sections 3(a) and 3(b)(i), (ii), (iii) and (iv) shall be paid within ten days after the Executive's Termination Date.

      d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3(b)(iii).

----------
* 18 months for second tier executives.

      e) The severance pay and benefits provided for in Sections 3(a) and 3(b)(i) and (ii) shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement.

4.    DEFINITIONS.

      a) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

            (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except that a Person shall not include any employee benefit plan maintained by the Corporation) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities;

            (ii) The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (iii)  Approval by shareholders of the Company of:

                  (1) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                        (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                        (C) no Person other than (i) the Company, (ii) any subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities), has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                  (2)   A complete liquidation or dissolution of the Company; or

                  (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary).

      b) NOTICE OF TERMINATION. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement, if any, relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

      c) TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

            (i) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

            (ii) If the Executive's employment is terminated for Good Reason the date specified in the Notice of Termination shall not be more than thirty (30) days from the date the Notice of Termination is given to the Company.

5.    BENEFIT LIMITATIONS

      a) In the event that any payment (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by
            Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the payments to be paid to the Executive under Section 3 of this Agreement (the "Severance Payments") shall be reduced to the largest amount that will result in no portion of the Severance Payments being subject to the excise tax imposed by section 4999 of the Code.

      b) An initial determination as to whether a reduction of Severance Payments is required pursuant to this Agreement shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or

            Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(c) below.

      c) In the event the Accounting Firm shall determine that Payments would constitute an "excess parachute payment" thereby necessitating that Severance Payments be reduced in part, the Executive may consult with the Company in determining the priority in which any benefit payment shall be reduced. Any such joint determination must be made no later than seven (7) days prior to the next regular full-pay cycle, otherwise the Company's decision of which benefits shall be reduced or eliminated shall be final.

6.    SUCCESSORS AND ASSIGNS.

      a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

      b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

7. FEES AND EXPENSES. The Company shall pay the reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, or (c) the Executive's hearing before the Board as contemplated in Section 2(b) of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 1 (b)) occurred on or after a Change in Control.

8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service, or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

10. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others.

11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without giving effect to the conflict of law principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in county of the State of Connecticut.

13. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14. NO GUARANTEED EMPLOYMENT. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, the Executive shall have no further rights under this Agreement.

15. ARBITRATION. All disputes under this Agreement shall be resolved under the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be before a single Arbitrator appointed according to said rules and shall take place within ten (10) miles of the geographic limit of the Town of North Stonington, Connecticut, if the Executive was employed in Connecticut on the day before the Effective Date or within ten (10) miles of the limits of the municipality in which the Executive was employed on the day before the Effective Date, if the Executive was employed on such date in any other State. The Arbitrator shall have no authority to add to, subtract from, amend, revise, enlarge or disregard any of the provisions of this Agreement. Subject to law, the Arbitrator's award shall be final and binding upon all parties and judgment upon said award may be enforced in any court of competent jurisdiction.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

ANALYSIS & TECHNOLOGY, INC.


By:____________________________     By:____________________________
    Title:                              (name)[Executive]

State of Connecticut
County of New London

Subscribed and sworn to (or affirmed) before me this 6th day of March, 1997.


                                    ____________________________
                                    Notary Public
                                    Date Commission Expires:

                          CHANGE IN CONTROL AGREEMENT

                     List of Tier 1 and Tier 2 "Executives"

The following list of individuals comprise the "Executives" as of June 1, 1997, who are parties to the Form of Change In Control Agreement filed as Exhibit 10V hereto:

TIER 1:
Gary P. Bennett
David M. Nolf
Jay W. Ryerson



TIER 2:
Robert M. Gorman
Stephen E. Johnston
James R. Lavoie
Joseph M. Marino
Richard P. Mitchell
Gerald Snyder
V. Lehman Woods